STOCK PURCHASE AGREEMENT


     This Stock Purchase Agreement (the "Agreement") is entered into effective as of the _____ day of September, 2001, between _______________________________________ ("Seller") and Blue Dolphin Energy
Company, a Delaware corporation("Blue Dolphin").

                              W I T N E S S E T H:

     WHEREAS, Seller desires to sell to Blue Dolphin, and Blue Dolphin desires to purchase from Seller, ________ shares of Series 1993 Preferred Stock, par value $12.00 per share, of American Resources Offshore, Inc., a Delaware corporation (the "Company"), on the terms and conditions herein set forth.

     NOW, THEREFORE, for and in consideration of the premises, and the mutual and dependent promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE 1
                                PURCHASE AND SALE

     1.1 Certain Definitions. As used in this Agreement, each parenthetically capitalized term in the introduction, recitals and other Sections of this Agreement has the meaning assigned to it, and other capitalized terms have the meaning given them in Section 5.1.

     1.2 Purchase and Sale of Stock in the Company. Subject to the terms and conditions of this Agreement, Seller agrees to sell and convey to Blue Dolphin, free and clear of all Encumbrances, and Blue Dolphin agrees to purchase and accept from Seller, ________ shares of Series 1993 Preferred Stock, par value $12.00 per share (the "Stock"), of the Company. In consideration of the sale of the Stock, Blue Dolphin shall deliver to Seller _________ shares of common stock, par value $0.01 per share (the "Blue Dolphin Stock"), of Blue Dolphin.

     1.3 Closing. Consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at 9:00 a.m., Houston, Texas time, on September ___, 2001 at the offices ------- of Porter & Hedges, L.L.P., 700 Louisiana, Suite 3500, Houston, Texas 77002. The date upon which the Closing occurs is referred to herein as the "Closing Date." ------------

     1.4 Closing Deliveries. At the Closing, Seller shall deliver to Blue Dolphin a duly and validly issued certificate representing the Stock, such certificate to be duly endorsed in blank and in good form for transfer, or accompanied by stock powers duly executed in blank sufficient and in good form to properly transfer the Stock to Blue Dolphin and Blue Dolphin shall deliver to Seller a duly and validly issued certificate representing the Blue Dolphin Stock.

                                    ARTICLE 2
                    REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller represents and warrants to Blue Dolphin that as of the date hereof:

     2.1 Authority and Consent. Seller has the absolute and unrestricted right, power, legal capacity, and authority to enter into, and perform his obligations under this Agreement, and no approval or consent of any person is necessary in connection therewith. This Agreement constitutes a valid, legal and binding obligation of Seller, and is enforceable against Seller in accordance with its terms.

     2.2 Title to Stock. Seller holds good, valid and marketable title to the Stock, free and clear of all Encumbrances. Seller possesses full authority and legal right to sell, transfer and assign to Blue Dolphin the Stock, free and clear of all Encumbrances.

     2.3 Purchase for Own Account, Etc. Seller is acquiring the Blue Dolphin Stock for Seller's own account and not with a view towards the public sale or distribution thereof, except pursuant to sales that are exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") and/or sales registered under the Securities Act. Seller understands that (i) Seller must bear the economic risk of this investment indefinitely, unless resale of the Blue Dolphin Stock is registered pursuant to the Securities Act and any applicable state securities or blue sky laws or an exemption from such registration is available, and (ii) Blue Dolphin has no present intention of registering the resale of any Blue Dolphin Stock other than as contemplated herein. Notwithstanding anything in this Section 2.3 to the contrary, by making the representations herein, the Seller does not agree to hold the Blue Dolphin Stock for any minimum or other specific term and reserves the right to dispose of the Blue Dolphin Stock at any time in accordance with or pursuant to a registration statement or an applicable exemption from the registration requirements under the Securities Act.

     2.4 Reliance on Exemptions. Seller understands that the Blue Dolphin Stock is being offered and sold to Seller in reliance upon specific exemptions from the registration requirements of United States federal and state securities and blue sky laws and that Blue Dolphin is relying upon the truth and accuracy of, and Seller's compliance with, the representations, warranties, agreements, acknowledgments and understandings of Seller set forth herein in order to determine the availability of such exemptions and eligibility of Seller to acquire the Blue Dolphin Stock.

     2.5 Information.

          (a) Seller has been furnished Blue Dolphin's (i)(A) Annual Report on Form 10-K for the fiscal year ended December 31, 2000, as amended, and (B) quarterly reports on Form 10-Q for the periods ended March 31, 2001 and June 30, 2001 (collectively, the "SEC Documents") and (ii) a draft of Blue Dolphin's registration statement on Form S-4 (the "Registration Statement") relating to the issuance of Blue Dolphin Stock in connection with the proposed merger between Blue Dolphin and the Company. Seller has been afforded the opportunity to ask questions of Blue Dolphin.

          (b) Seller understands that on August 30, 2001, Blue Dolphin and the Company entered into an Agreement and Plan of Merger pursuant to which the Company will become a wholly owned subsidiary of Blue Dolphin, as more fully described in the Registration Statement.

     2.6 Governmental Review. Seller understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Blue Dolphin Stock.

     2.7 Restrictions on Transfer or Sale of Shares. Seller understands that the Blue Dolphin Stock is a "restricted security" under applicable federal securities laws and that the Securities Act and the rules of the Securities and Exchange Commission (the "Commission") provide in substance that Seller may dispose of the Blue Dolphin Stock only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, and Seller understands that Blue Dolphin has no obligation or intention to register any of the Blue Dolphin Stock, except for the registration rights granted in Section 4.3.

     2.8 Brokers. Neither Seller nor any of its Affiliates have employed any broker, agent or finder, or incurred any liability for any brokerage fees, agent's fees, commissions or finder's fees in connection with the transactions contemplated herein.

                                    ARTICLE 3
                 REPRESENTATIONS AND WARRANTIES OF BLUE DOLPHIN

     Blue Dolphin hereby represents and warrants to Seller that as of the date hereof:

     3.1 Organization and Standing. Blue Dolphin is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware, has full requisite corporate power and authority to carry on its business as it is presently conducted, and to own and operate the properties owned and operated by it.

     3.2 Authority and Consent.

          (a) Blue Dolphin has the requisite corporate power and authority to enter into, and perform its obligations under this Agreement, and no approval or consent of any Person is necessary in connection therewith. This Agreement constitutes a valid, legal and binding obligation of Blue Dolphin, and is enforceable against Blue Dolphin, in accordance with its terms, subject to bankruptcy, receivership, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors' rights generally and subject to general principles of equity.

          (b) Blue Dolphin has duly authorized the issuance and sale of the Blue Dolphin Stock by all requisite corporate action, and when issued and paid for, the Blue Dolphin Common Stock will represent validly authorized, duly issued and fully paid and nonassessable shares of Blue Dolphin Stock, and the issuance thereof will not conflict with the certificate of incorporation or bylaws of Blue Dolphin, nor with any outstanding warrant, option, call, preemptive right or commitment of any type relating to Blue Dolphin's capital stock.

     3.3 SEC Documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     3.4 Brokers. Neither Blue Dolphin nor any of its Affiliates has employed any broker, agent, or finder, or incurred any liability for any brokerage fees, agent's fees, commissions or finder's fees in connection with the transactions contemplated herein.

                                    ARTICLE 4
                              ADDITIONAL AGREEMENTS

     4.1 Restrictions on Transfer. Seller agrees (i) that he will not sell, assign, pledge, give, transfer or otherwise dispose of the Blue Dolphin Stock or any interest therein, or make any offer or attempt to do any of the foregoing, except pursuant to a registration of the Blue Dolphin Stock, as applicable, under the Securities Act and all applicable state securities and blue sky laws;
(ii) that the certificate(s) for the Blue Dolphin Stock will bear a legend making reference to the foregoing restrictions; and (iii) that Blue Dolphin and any transfer agent for the Blue Dolphin Stock shall not be required to give effect to any purported transfer of such shares except upon compliance with the foregoing restrictions.

     4.2 Legends. Seller agrees that the certificates for the Blue Dolphin Stock shall bear a restrictive legend in substantially the following form:

               THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"), OR THE SECURITIES LAWS OF ANY STATE ("STATE ACT") AND MAY NOT BE TRANSFERRED, SOLD, HYPOTHECATED OR OTHERWISE DISPOSED OF, UNLESS
               (i) PURSUANT TO A REGISTRATION STATEMENT (AS SUCH TERM IS DEFINED IN THE ACT) WHICH HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AND HAS BECOME EFFECTIVE, AND PURSUANT TO ANY REGISTRATION OR QUALIFICATION REQUIRED PURSUANT TO ANY APPLICABLE STATE ACT, OR (ii) AN EXEMPTION FROM REGISTRATION OR QUALIFICATION UNDER THE ACT AND ANY APPLICABLE STATE ACT IS AVAILABLE AND THE CORPORATION HAS RECEIVED AN OPINION OF COUNSEL, SATISFACTORY TO THE CORPORATION, THAT SUCH TRANSFER WILL NOT BE IN VIOLATION OF THE ACT AND SUCH STATE ACT.

     4.3 Registration Rights.

          (a) Seller shall have the right at any time to request registration (such request shall be in writing and shall state the number of shares of Blue Dolphin Stock to be registered); provided that Blue Dolphin shall not be obligated to file a registration statement pursuant to this Section 4.3 until the earlier of (i) the consummation of the merger between Blue Dolphin and the Company and (ii) March 31, 2002.

          (b) If Blue Dolphin shall receive from Seller a written request that Blue Dolphin effect a registration under this Section 4.3, Blue Dolphin shall use its commercially reasonable best efforts to (i) effect, as soon as practicable, the registration on Form S-3 under the Securities Act of all Blue Dolphin Stock that Seller requests to be registered and (ii) keep such registration effective until the earlier of (a) one year from the date hereof or
(b) the Seller can rely on Rule 144 of the Securities Act to sell his Blue Dolphin Stock. In the event of such a shelf registration, Blue Dolphin shall be entitled to require that Seller refrain from effecting any public sales or distributions of the Blue Dolphin Stock pursuant to a registration statement, if the Board of Blue Dolphin (the "Board") reasonably determines that such public sales or distributions would interfere in any material respect with any transaction involving Blue Dolphin that the Board reasonably determines to be material to Blue Dolphin. The Board shall, as promptly as practicable, give Seller written notice of any such development. In the event of a request by the Board that Seller refrain from effecting any public sales or distributions of the Blue Dolphin Stock, Blue Dolphin shall be required to lift such restrictions regarding effecting public sales or distributions of the Blue Dolphin Stock as soon as reasonably practicable after the Board shall reasonably determine public sales or distributions by Seller shall not interfere with such transaction, provided, that in no event shall any requirement that Seller refrain from effecting public sales or distributions in the Blue Dolphin Stock extend for more than 90 days.

          (c) Blue Dolphin shall be obligated to effect one such demand egistration pursuant to this Section 4.3.

          (d) All expenses incurred in connection with any registration pursuant to this Section 4.3 shall be borne by Blue Dolphin, except fees and expenses of counsel to Seller, if any, which shall be borne by Seller. Seller shall bear its proportionate share (based on the total number of shares sold in such registration other than for the account of Blue Dolphin) of all discounts, commissions or other amounts payable to underwriter(s) or brokers in connection with such offering by the Seller.

          (e) Seller agrees to furnish, in writing, to Blue Dolphin information regarding Seller, the Blue Dolphin Stock held by him and such other information as shall be reasonably requested by Blue Dolphin in connection with the registration statement.

                                    ARTICLE 5
                                  MISCELLANEOUS

     5.1 Certain Definitions. As used in this Agreement, each of the following terms has the meanings set forth below:

          (a) "Affiliate" when used to indicate a relationship with any Person, means: (i) any corporation or organization of which such Person is an officer, director or partner or is directly or indirectly the beneficial owner of at least 10% of the outstanding shares of any class of equity securities or financial interest therein; (ii) any trust or other estate in which such Person has a beneficial interest or as to which such Person serves as trustee or in any similar fiduciary capacity; or (iii) any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or is acting as agent on behalf of, or as an officer or director of, such Person. As used in the definition of Affiliate, the term "control" (including the terms "controlling," "controlled by" or "under common control with") means the possession, direct or indirect, of the power to direct, cause the direction of or influence the management and policies of a Person, whether through the ownership of voting securities, by contract, through the holding of a position as a director or officer of such Person, or otherwise.

          (b) "Encumbrance" means any security interest, mortgage, deed of trust, pledge, lien, adverse claim, or other encumbrance of any nature whatsoever.

          (c) "Person" means an individual, corporation, limited liability company, partnership, limited partnership, joint venture, joint stock company, firm, company, syndicate, trust, estate, association, governmental authority, business, organization or any other incorporated or unincorporated entity.

     5.2 Further Assurances. From time to time, as and when requested by any party hereto, any other party hereto shall execute and deliver, or cause to be executed and delivered, such documents and instruments and shall take, or cause to be taken, such further or other actions as may be reasonably necessary to effectuate the transactions contemplated hereby, including, without limitation, the transfer to Blue Dolphin of the entire legal and beneficial ownership of the Stock.

     5.3 Expenses. Each of Blue Dolphin and Seller shall bear their own legal and accounting fees, and other costs and expenses with respect to the negotiation, execution and delivery of this Agreement, and consummation of the transactions contemplated hereby.

     5.4 Certain References. Whenever the context requires, the gender of all words used herein shall include the masculine, feminine and neuter. References to Articles or Sections shall be to Articles or Sections of this Agreement unless otherwise specified. The headings and captions used in this Agreement are solely for convenient reference and shall not affect the meaning or interpretation of any article, section or paragraph herein, or this Agreement. The terms "hereof," "herein" or "hereunder" shall refer to this Agreement as a whole and not to any particular article, section or paragraph. The terms "including" or "include" are used herein in an illustrative sense and not to limit a more general statement.

     5.5 Successors and Assigns. This Agreement shall bind, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns, and if an individual, by his executors, administrators, and beneficiaries of his estate by will or the laws of descent and distribution. This Agreement and the rights and obligations hereunder shall not be assignable or delegable by any party.

     5.6 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas and of the United States applicable in Texas. Each party hereto hereby acknowledges and agrees that it has consulted legal counsel in connection with the negotiation of this Agreement and that it has bargaining power equal to that of the other party hereto in connection with the negotiation and execution of this Agreement. Accordingly, the parties hereto agree that the rule that an agreement shall be construed against the draftsman shall have no applica tion in the construction or interpretation of this Agreement.

         5.7 Amendment and Entirety. This Agreement may be amended, modified, or superseded only by written instrument executed by all parties hereto. This
Agreement sets forth the entire agreement and understanding of the parties with respect to the transactions contemplated hereby and supersedes all prior agreements, arrangements, and understandings relating to the subject matter hereof.

     5.8 Rights of Parties. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any Persons other than the parties hereto and their respective successors and assigns, nor shall any provision give any third Persons any right of subrogation or action over or against any party to this Agreement. Without limiting the generality of the foregoing, it is expressly understood that this Agreement does not create any third party beneficiary rights.

     5.9 Execution and Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. Delivery of an executed counterpart of the signature page of this Agreement by facsimile shall be equally as effective as delivery of a manually executed counterpart of this Agreement.

     5.10 Time of Essence. Time is of the essence in the performance of this Agreement.


                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, this Stock Purchase Agreement is executed and delivered as of the date first above written.

                                                   SELLER:




                                                    ----------------------------



                                                    BLUE DOLPHIN ENERGY COMPANY:



                                                    By:

                                                    ----------------------------